December 8, 1999


VIA FACSIMILE: (714)834-0407
AND FIRST CLASS U.S. MAIL

Michael Mullen
Moore, Stephens, PC
340 North Avenue
Cranford, NJ  07016-2496

Re:      Form 8-K -- Primedex Health Systems, Inc.

Dear Mr. Mullen:

Attached please find Registrant's disclosure with regard to Item 4, Changes in Registrant's Certifying Accountants, of its Form 8-K, regarding your engagement. Please review the disclosure. Please furnish the Registrant with a letter addressed to the Securities and Exchange Commission, stating whether you agree with the statements made by the Registrant in response to Item 304(a) and, if not, stating the respects in which you do not agree with the statements made by the Registrant. Please promptly provide such a letter and it shall be filed as an exhibit to the Form 8-K.

Thank you for your courtesy and cooperation. If there are any questions, please do not hesitate to contact me.

Sincerely,

PRIMEDEX HEALTH SYSTEMS, INC.



By: /s/ Howard G. Berger
   -----------------------------------
   Howard G. Berger, M.D., President







                                   EXHIBIT 16